AMENDED AND RESTATED
                                   SCHEDULE B
                                       TO
                        THE ADVISORS' INNER CIRCLE FUND
                        AMENDED AND RESTATED RULE 18F-3
                              MULTIPLE CLASS PLAN
                            DATED FEBRUARY 21, 2007

                                 CAMBIAR FUNDS

--------------------------------------------------------------------------------
FUND                                 INVESTOR CLASS          INSTITUTIONAL CLASS
--------------------------------------------------------------------------------
Cambiar Opportunity Fund                   X                          X
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Cambiar International Equity Fund          X                          X
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Cambiar Small Cap Fund                     X                          X
--------------------------------------------------------------------------------
Cambiar Unconstrained Equity Fund          X                          X
--------------------------------------------------------------------------------
Cambiar SMID Fund                          X                          X
--------------------------------------------------------------------------------
Cambiar Global Equity Fund                 X                          X
--------------------------------------------------------------------------------
Cambiar International Small Cap Fund                                  X
--------------------------------------------------------------------------------

                                                                     EXHIBIT B.1
                                 CAMBIAR FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                             INVESTOR CLASS SHARES


1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

     Investor Class Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee, but may be subject to a shareholder services plan under which a Fund may pay an annual fee up to 0.25% of assets attributable to Investor Class Shares (the "Plan"). The fee is used to compensate service providers for services and expenses incurred in connection with shareholder or account maintenance services, or to compensate service providers for providing ongoing account maintenance and other services to Investor Class Shares shareholders (including, where applicable, any underlying beneficial owners) identified in the Plan.

2.   ELIGIBILITY  OF  PURCHASERS

     Investor Class Shares are available to individual and institutional investors, subject to the minimum investment requirement described in each Fund's prospectus(es).

3.   EXCHANGE  PRIVILEGES

     Investor Class Shares of each Fund may be exchanged for Investor Class Shares of each other Cambiar Fund in accordance with the procedures disclosed in each Fund's prospectus(es) and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING  RIGHTS

     Each Investor Class shareholder will have one vote for each full Investor Class Share held and a fractional vote for each fractional Investor Class Share held. Investor Class shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Investor Class shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.   CONVERSION  RIGHTS

     Shareholders of Investor Class Shares of one Cambiar Fund may convert such Investor Class Shares into Institutional Class Shares of the same Cambiar Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion privilege is disclosed in the prospectus(es) for such Cambiar Fund and subject to the terms and conditions set forth in the prospectus(es), provided that the shareholder requesting the Intra-Fund conversion meets the eligibility requirements of the Institutional Class Shares.

                                                                     EXHIBIT B.2
                                 CAMBIAR FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                           INSTITUTIONAL CLASS SHARES

1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

     Institutional Class Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee, but may be subject to a shareholder services plan under which a Fund may pay an annual fee up to 0.25% of assets attributable to Institutional Class Shares (the "Plan"). The fee is used to compensate service providers for services and expenses incurred in connection with shareholder or account maintenance services, or to compensate service providers for providing ongoing account maintenance and other services to Institutional Class Shares shareholders (including, where applicable, any underlying beneficial owners) identified in the Plan.


2.   ELIGIBILITY  OF  PURCHASERS

     Institutional Class Shares are available to individual and institutional investors, subject to the minimum investment requirement described in each Fund's prospectus(es).

3.   EXCHANGE  PRIVILEGES

     Institutional Class Shares of each Fund may be exchanged for Institutional Class Shares of each other Cambiar Fund in accordance with the procedures disclosed in each Fund's prospectus(es) and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each Institutional Class shareholder will have one vote for each full Institutional Class Share held and a fractional vote for each fractional Institutional Class Share held. Institutional Class shareholders will have:
     (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Institutional Class shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.   CONVERSION  RIGHTS

     Shareholders of Institutional Class Shares of a Cambiar Fund may convert such Institutional Class Shares into Investor Class Shares of the same Cambiar Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion privilege is disclosed in the prospectus(es) and subject to the terms and conditions set forth in the prospectus(es), provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Investor Class Shares.

     In the event that a shareholder does not meet the minimum investment requirement for investment in Institutional Class Shares, a Cambiar Fund may, in its discretion, elect to convert such shareholder's Institutional Class Shares into Investor Class Shares.